Exhibit 10.16.4

Appendix 5	Xiamen Software Industry Investment & Development Co., Ltd.
(Xiamen Software Park Chuangxin Building)

Appendix 5 to Office Lease Contract

Part A: Xiamen Torch Hi-tech Industrial Development Zone Finance Services Center

Part B: Xiamen Software Industry Investment & Development Co., Ltd.

Part C: eHealth China (Xiamen) Technology Co., Ltd.

All three parties agree to following items based on friendly negotiation:

1. This agreement is Appendix 5 to the Office Lease Contract signed by Party A, Party B and Party C on March 31st, 2006 and all amendments thereto, including Appendix 1 to Appendix 4 (the “Office Lease Contract”), and shall be a supplement to the Office Lease Contract.

2. ITEM 4 of the Office Lease Contract shall be changed to the following: “The standard rental will be RMB 26.00/m2 per month until March 31st, 2010. From April 1st, 2010 to March 31st, 2011, the standard rental will be changed to RMB 28.00/ m2 per month. From April 1st, 2011 to March 31st, 2012, the standard rental will be changed to RMB 30.00/ m2 per month.”

3. ITEM 5 of the Office Lease Contract shall be changed to the following: “The total rental fee for Areas 9F-A, 9F-B and 10F-B of Chuangxin Building, Xiamen Software Park will be RMB 95327.18 per month until March 31st, 2010. From April 1st, 2010 to March 31st, 2011, the total rental fee will be changed to RMB 102660.04 per month. From April 1st, 2011 to March 31st, 2012, the total rental fee will be changed to RMB 109992.90 per month.”

4. ITEM 18 of the Office Lease Contract shall be changed to the following: “Unless PARTY C substantially breaches the contract and such breach is not cured within thirty (30) calendar days written notice by PARTY A to PARTY C, PARTY A shall not unilaterally terminate the contract during the Initial Term (as defined below) and renewal terms. The term of the contract is one year, effective from April 1st, 2006 to March 31st, 2007 (the “Initial Term”). PARTY A shall grant PARTY C a rent-free remodeling period of two months (April 1st, 2006 to May 31st, 2006). Rental is going to be charged commencing from June 1st, 2006. After the completion of the Initial Term, this Agreement shall automatically renew for additional one-year periods on condition that no dissent arises between the two parties. The Initial Term and the renewal terms shall not exceed six years all together. In the event that PARTY C terminates the contract in good faith prior to the expiration of the contract, PARTY C shall notify PARTY A, in writing, three months prior to such termination. Additionally, either party may terminate this contract upon thirty (30) calendar days’ written notice of a material breach by the other party, provided such breach is not cured within such thirty (30) days period.”

Agreement No.: 2009-020

Appendix 5	Xiamen Software Industry Investment & Development Co., Ltd.
(Xiamen Software Park Chuangxin Building)

5. This Appendix shall take effect on April 1st, 2009. Except for the above revised terms, the other terms of the Office Lease Contract will be remained unchanged.

PARTY A

Xiamen Torch Hi-tech Industrial Development Zone Finance Services Center

Seal:

Representative:	/s/ Chen, Liying

PARTY B

Xiamen Software Industry Investment & Development Co., Ltd

Seal:

Representative:	/s/ Hu, Yicong

PARTY C

eHealth China (Xiamen) Technology Co., Ltd. Seal:

Representative:	/s/ Sheldon X. Wang

Date: May 19, 2009

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